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                                                                    EXHIBIT 99.4

                          TECHNICAL OLYMPIC USA, INC.

                             OFFER TO EXCHANGE ITS
                 NEW 7 1/2% SENIOR SUBORDINATED NOTES DUE 2011
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                   7 1/2% SENIOR SUBORDINATED NOTES DUE 2011

                           PURSUANT TO THE PROSPECTUS
                             DATED [       ], 2004

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, [21 BUSINESS DAYS AFTER COMMENCEMENT OF OFFER] 2004, (UNLESS EXTENDED BY TECHNICAL OLYMPIC USA, INC. IN ITS SOLE DISCRETION) (SUCH TIME AND SUCH DATE, AND AS SUCH TIME AND DATE MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EARLIER OF 5:00 P.M., NEW YORK CITY TIME ON THE EARLIER OF EXPIRATION DATE OR THE DATE WHEN ALL OLD NOTES HAVE BEEN TENDERED.

                               [         ], 2004

To Our Clients:

     Enclosed for your consideration is a Prospectus (the "Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") which together describe the offer (the "Exchange Offer") by Technical Olympic USA, Inc., a Delaware corporation (the "Company"), to exchange its new 7 1/2% Senior Subordinated Notes due 2011 (the "New Notes") for any and all of its old 7 1/2% Senior Subordinated Notes due 2011 (the "Old Notes").

     WE ARE THE HOLDER OF RECORD OF THE OLD NOTES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH OLD NOTES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER OLD NOTES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender Old Notes on your behalf in respect of any or all of the Old Notes held by us for your account, upon the terms and subject to the conditions of the Exchange Offer.

     Your attention is directed to the following:

     1. The Company will issue $1,000 principal amount at maturity of New Notes for each $1,000 principal amount at maturity of Old Notes accepted in the Exchange Offer. You may instruct us to tender some or all of your Old Notes in the Exchange Offer.

     2. The Exchange Offer will expire at 5:00 p.m., New York City time, [21 business days after commencement of offer], 2004, unless the Exchange Offer is extended. Tenders of Old Notes may be withdrawn at any time prior to the earlier of 5:00 p.m., New York City time on the earlier of the Expiration Date or the date when all Old Notes have been tendered.

     3. If you wish to tender any or all of your Old Notes, we must receive your instructions in ample time to permit us to effect a valid tender on your behalf of Old Notes on or prior to the Expiration Date.
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     If you wish to have us tender any or all of your Old Notes held by us for your account upon the terms set forth in the Prospectus and Letter of Transmittal, please so instruct us by completing, executing and returning to us the Instruction Form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Old Notes, all such Old Notes will be tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION DATE.

     The Exchange Offer is not being made to (nor will tenders of Old Notes be accepted from or on behalf of) Holders of Notes in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction. However, the Company, in its sole discretion, may take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction, and may extend the Exchange Offer to Holders of Old Notes in such jurisdiction.
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                      INSTRUCTION FORM WITH RESPECT TO THE

                          TECHNICAL OLYMPIC USA, INC.

                             OFFER TO EXCHANGE ITS
                 NEW 7 1/2% SENIOR SUBORDINATED NOTES DUE 2011
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                   7 1/2% SENIOR SUBORDINATED NOTES DUE 2011

                           PURSUANT TO THE PROSPECTUS
                             DATED [        ], 2004

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus (the "Prospectus") and Letter of Transmittal (the "Letter of Transmittal") which together describe the offer (the "Exchange Offer") by Technical Olympic USA, Inc., a Delaware corporation (the "Company"), to exchange its new 7 1/2% Senior Subordinated Notes due 2011 (the "New Notes") for any and all of its outstanding 7 1/2% Senior Subordinated Notes due 2011 (the "Old Notes").

     This will instruct you to tender to the Company the aggregate principal amount of Old Notes indicated below held by you for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the aggregate principal amount of Old Notes held by you for the account of the undersigned) upon the terms and subject to the conditions of the Exchange Offer.

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

Aggregate Principal Amount of Old Notes to be Tendered:
--------------------------------------------------------------

                                         SIGN HERE*

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                                         Please type or print name(s)

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                                         Date:
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                                         Area Code and Telephone Number:

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                                         Taxpayer Identification or Social
                                         Security Number:

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* Unless otherwise indicated, it will be assumed that we should tender all of the aggregate principal amount of Old Notes held by us for your account.